Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements of PerkinElmer, Inc. listed below

(1)	Registration Statement No. 333-61615 on Form S-8;

(2)	Registration Statement No. 333-65367 on Form S-8;

(3)	Registration Statement No. 333-81759 on Form S-8;

(4)	Registration Statement No. 333-61938 on Form S-8;

(5)	Registration Statement No. 333-73350 on Form S-8;

(6)	Registration Statement No. 333-92228 on Form S-8;

(7)	Registration Statement No. 333-129407 on Form S-8;

(8)	Registration Statement No. 333-158877 on Form S-8; and

(9)	Registration Statement No. 333-210279 on Form S-3.

of our report dated February 20, 2018 with respect to the consolidated financial statements of EUROIMMUN Medizinische Labordiagnostika AG included in this Current Report on Form 8-K/A of PerkinElmer, Inc.

BDO AG Wirtschaftsprüfungsgesellschaft

/s/ Silvia Sartori	/s/ Andreas Prill
Silvia Sartori	Andreas Prill
Wirtschaftsprüferin	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Luebeck, Germany

February 28, 2018